UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013 (May 14, 2013)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Shareholders on May 14, 2013. At the Annual Meeting, there were present in person or by proxy 82,079,768.287 shares of the Company's common stock, representing approximately 92.04% of the total outstanding eligible votes. The proposals considered at the Annual Meeting were voted on as follows:

1.	The following individuals were elected to serve as Class 2 directors for three-year terms or until their successors have been elected and take office.

	Votes For	Votes Withheld	Broker Non-Votes
Edwin B. Morris III	68,001,950.452	7,541,378.835	6,536,439.000
John Knox Singleton	67,365,490.795	8,177,838.492	6,536,439.000
Roger O. West, CPA	54,346,895.871	21,196,433.416	6,536,439.000
The following Class 1 and Class 3 directors continued in office following the meeting:

Term Expires
David R. Emery	2,014
Batey M. Gresham, Jr.	2,014
Dan S. Wilford	2,014
Errol L. Biggs, Ph.D.	2,015
Charles Raymond Fernandez, M.D.	2,015
Bruce D. Sullivan, CPA	2,015

2.	The shareholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
81,624,915.279	237,470.999	217,382.009	—

3.	The shareholders approved, on a non-binding advisory basis, the Company's compensation of its executive officers by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
71,886,250.103	2,607,556.754	1,049,522.430	6,536,439.000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED By: /s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: May 16, 2013